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EXHIBIT 99

List of Assets

No.	Item
	Intellectual Property and Trademarks
1	IP- BoxEngine (Worldwide Patent Pending) technology
2	Trademark "i2DVD"
3	Trademark "BoxEngine"

	Servers Hardware and Software
1	Dell PowerEdge 1400SC, 933Mhz Server (CCS01)
2	Dell PowerEdge 1400SC, 933Mhz Server (ORACLE01)
3	MultiTech RASFinder Remorte Access Device
4	APC Smart-UPS
5	Windows NT Server 4.0 (CCS01)
6	Windows NT Server 4.0 (ORACLE01)
7	Veritas Backup Exec Server v8.5
8	Veritas Backup Exec Remote Agent
9	Veritas Backup Exec Oracle Agent

	PC Software
1	Adobe Photoshop 6.0
2	Adobe Illustrator 9.0
3	Adobe GoLive 5.0
4	Adobe LiveMotion
5	Macromedia Dreamweaver UltraDev 4
6	Macromedia Flash 5
7	ColdFusion Studio 4.5.2
8	ColdFusion Server 4.5
9	Borland C++ Builder 5 Standard
10	Adobe Acrobat 4.0
11	McAfee VirusScan
12	McAfee Firewall
13	StarOffice 5.2
14	Corel Gallery Clipart

	Lab Equipment
1	PC Doctor Diagnostics Service Center 2000 v2.2
2	CHIPhERASER
3	Linksys EtherFast Cable/DSL Router
4	Weller WES50 Soldering Iron
5	WaveTek Electronic Measuring Instrument
6	DirectTV Digital Satellite Receiver
7	DirectTV Digital Satellite Receiver
8	SurfReady Internet DVD Player
9	Cambridge Soundworks Speaker System
	EXHIBIT 1 - Page 2
	Others
1	Computer Monitor - KDS
2	TV - Panasonic
3	TV -Zenith
4	TV - Hitachi
5	Pioneer Receiver (USX-0409)
6	Speaker Set (Surround Sound & Woofer)
7	DVD Format & Logo License, DVD-ROM/Video Books
8	Inventory  i2DVD Players (170 pieces)
9	Office Furniture
10	File Cabinets
	Grand Total